                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

(HARVEST NATURAL RESOURCES LOGO)


                            HARVEST NATURAL RESOURCES
                      ANNOUNCES SECOND QUARTER 2003 RESULTS

         HOUSTON, Texas (August 7, 2003) - Harvest Natural Resources, Inc. (NYSE: HNR) today announced net income of $1.2 million, or $0.03 per diluted share, for the quarter ended June 30, 2003. For the same period last year, the Company had net income of $76.3 million, or $2.09 per diluted share, including a gain of $143.1 million ($89.6 million after tax) on the sale of the Company's interest in the Arctic Gas Company offset, in part, by a $13.4 million, impairment of the WAB-21 exploration property in the South China Sea. Net cash provided by operating activities was $11.2 million for the 2003 second quarter compared with $3.4 million for the 2002 second quarter.

         Harvest had a net loss of $14.3 million, or $0.40 per diluted share, for the six months ending June 30, 2003, including a $16.6 million non-cash equity charge recorded in the first quarter which reduced the carrying value of the Company's Russian affiliate as a result of low domestic Russian oil prices. Net income for the same period last year was $77.8 million, or $2.17 per diluted share, including the gain on sale and impairment charge discussed above. Net cash from operating activities was $22.4 million for the first six months of 2003 compared with $11.9 million for the same period last year.

         Oil production and sales for the 2003 second quarter was 2.1 million barrels compared with 2.5 million barrels for the 2002 second quarter. Oil production for the first six months of 2003 was 3.3 million barrels compared with 5.0 million barrels for the same period last year. Production was shut-in during all of January and part of February 2003 due to the national work stoppage in Venezuela and only returned to sustainable, but modestly lower levels, during the second quarter. Natural reservoir decline rates also contributed to lower second quarter production volumes.

         Operating expenses increased to $9.5 million for the 2003 second quarter compared with $8.4 million for last year's second quarter. The increase in the 2003 second quarter operating expense was primarily due to increased workover activity in an effort to restore production to pre shut-in levels.

         Harvest President and Chief Executive Officer, Dr. Peter J. Hill said, "In spite of the $2.3 million accelerated workover program which increased our operating expenses in the quarter, net income and net cash provided by operating activities were strong based on favorable pricing. Looking forward, the Venezuela natural gas pipeline and infrastructure projects are on an aggressive schedule with first gas sales from our Uracoa Field expected in the fourth quarter this year. The gas project not only brings a new cash flow stream based on gas sales, it also should enable us to increase Uracoa oil production during 2004 by eliminating the current natural gas volume handling restrictions at the processing plant."

         Hill continued, "Higher than expected water cuts in the new Bombal wells has affected our ability to replace declining production. We soon will be implementing a gas-lift program in Bombal to counter the higher than expected water cuts in the new wells which is expected to improve oil production."

         The Company owns 34 percent of LLC Geoilbent, a Russian limited liability company which produces and sells oil from the Western Siberian Basin. Geoilbent's production for the six months ended March 2003 was 2.9 million barrels which were sold at an average price of $13.73 per barrel including 1.8 million barrels which were sold in the domestic market at an average price of $7.69 per barrel and 1.1 million barrels which were sold into the export market at an average price of $23.48 per barrel. This compares with production for the same period of the previous year of 3.5 million barrels which were sold at an average price of $11.17 per barrel including 2.3 million barrels which were sold into the domestic market at an average price of $6.83 per barrel and 1.2 million barrels which were sold into the export market at an average price of $19.62 per barrel. Geoilbent suspended drilling in late 2002 to conduct various studies to improve drilling and completion procedures and reservoir management and to manage cash flows during the period of low domestic Russian oil prices. Geoilbent drilled three wells this year, one of which has been completed. A second well is expected to be completed in the next 30 days. The Company includes Geoilbent results in its financial statements as an equity investment one quarter in arrears.

         The Company is increasing its guidance for 2003 income from consolidated companies by $3 million to a range of $5.5 million to $6.5 million as a result of higher oil prices. The timely and successful completion of the gas-lift program in Bombal and the natural gas sales project should enable the Company to meet the lower end of its 2003 production targets of approximately eight million barrels of oil equivalent. In addition, the Company expects that 2003 capital expenditures will increase from the previous guidance level of $45 to $50 million to $54 to $59 million. The increase will fund the purchase of compressors and dehydration units for the natural gas project which originally were intended to be leased from a service provider. In addition, the capital budget was increased $2.6 million to fund the plugging and abandonment of wells in Venezuela during 2003. We expect to update both our 2003 and 2004 production estimates later this year.

         Harvest Natural Resources, Inc. headquartered in Houston, Texas, is an independent oil and gas exploration and development company with principal operations in Venezuela and Russia. For more information visit the Company's website at www.harvestnr.com.

CONTACT:
Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 578-8020

This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.
===============================================================================

                         HARVEST NATURAL RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             ($ millions, unaudited)

                                                                     June 30,      December 31,
                                                                       2003           2002
                                                                   ------------    ------------
ASSETS:

CURRENT ASSETS:
       Cash and equivalents                                        $       76.8    $       64.5
       Deposits and restricted cash                                                         1.8
       Marketable securities                                                 --            27.4
       Accounts receivable, net                                            39.6            35.4
       Commodity hedging contract                                           4.0              --
       Prepaid expenses and other                                           1.9             3.0
                                                                   ------------    ------------
           Total current assets                                           122.3           132.1

OTHER ASSETS                                                                2.6             2.5

DEFERRED INCOME TAXES                                                       4.9             4.1

INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES                        34.9            51.8

PROPERTY AND EQUIPMENT, net                                               171.0           144.8
                                                                   ------------    ------------

               TOTAL ASSETS                                        $      335.7    $      335.3
                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
       Accounts payable                                            $        3.3    $        3.8
       Accrued expenses                                                    34.2            20.7
       Accrued interest                                                     1.5             1.4
       Income taxes payable                                                 7.9             6.9
       Commodity hedging contract payable                                    --             0.4
       Current portion of long-term debt                                    3.8             1.9
                                                                   ------------    ------------
           Total current liabilities                                       50.7            35.1

LONG TERM DEBT                                                            100.0           104.7

ASSET RETIREMENT PROVISION                                                  2.2

COMMITMENTS AND CONTINGENCIES                                                --

MINORITY INTEREST                                                          26.2            24.1

STOCKHOLDERS' EQUITY:
       Common stock and paid-in capital                                   174.2           174.0
       Retained earnings (deficit)                                        (14.0)            0.2
       Accumulated other comprehensive loss                                (0.4)             --
       Treasury stock                                                      (3.2)           (2.8)
                                                                   ------------    ------------
           Total stockholders' equity                                     156.6           171.4

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $      335.7    $      335.3
                                                                   ============    ============

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands except per BOE and per share amounts, unaudited)


THREE MONTHS ENDED:                                               June 30, 2003                 June 30, 2002
                                                                  --------------                --------------
Barrels of oil sold                                                        2,111                         2,470

Average price/barrel                                              $        13.53                $        13.37

                                                               $              $/BOE              $            $/BOE
                                                           ------------    ------------    ------------    ------------
REVENUES:
  Oil sales                                                $     28,576    $      13.53    $     33,022    $      13.37

EXPENSES:
  Operating expenses                                              9,483            4.49           8,437            3.42
  Depletion, depreciation and amortization                        5,710            2.70           7,334            2.97
  Impairments                                                        --              --          13,427            5.44
  General and administrative                                      3,747            1.77           5,326            2.16
  Taxes other than on income                                        971            0.46           1,223            0.50
                                                           ------------    ------------    ------------    ------------
                                                                 19,911            9.42          35,747           14.49
                                                           ------------    ------------    ------------    ------------
INCOME (LOSS) FROM OPERATIONS                                     8,665            4.11          (2,725)          (1.12)
                                                           ------------    ------------    ------------    ------------

OTHER NON-OPERATING INCOME (EXPENSE)
  Gain on sale of investments                                        --              --         143,060           57.92
  Gain on early extinguishment of debt                               --              --             874            0.35
  Investment income and other                                       354            0.17           1,127            0.46
  Interest expense                                               (2,642)          (1.25)         (4,500)          (1.82)
  Net gain on exchange rates                                         --              --           2,379            0.96
                                                           ------------    ------------    ------------    ------------
                                                                 (2,288)          (1.08)        142,940           57.87
                                                           ------------    ------------    ------------    ------------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                      6,377            3.03         140,215           56.75
  Income tax expense                                              3,104            1.47          59,692           24.17
                                                           ------------    ------------    ------------    ------------
INCOME BEFORE MINORITY INTERESTS                                  3,273            1.56          80,523           32.58
  Minority interest in consolidated subsidiary companies          1,216            0.58           2,031            0.82
                                                           ------------    ------------    ------------    ------------
INCOME FROM CONSOLIDATED COMPANIES                                2,057            0.98          78,492           31.76
  Equity in net losses of affiliated companies                     (853)          (0.40)         (2,172)          (0.88)
                                                           ------------    ------------    ------------    ------------
NET INCOME                                                 $      1,204    $       0.58    $     76,320    $      30.88
                                                           ============    ============    ============    ============

NET INCOME PER COMMON SHARE:
  Basic                                                    $       0.03                    $       2.20
  Diluted                                                  $       0.03                    $       2.09

Weighted average shares outstanding:
  Basic                                                            35.2 million                    34.7 million
  Diluted                                                          36.8 million                    36.6 million

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands except per BOE and per share amounts, unaudited)


SIX MONTHS ENDED:                                                   June 30, 2003                      June 30, 2002
                                                                    --------------                    --------------
Barrels of oil sold                                                          3,338                             5,009

Average price/barrel                                                $        14.20                    $        12.03

                                                                 $               $/BOE               $               $/BOE
                                                           --------------    --------------    --------------    --------------
REVENUES:
  Oil sales                                                $       47,966    $        14.37    $       60,269    $        12.03
  Ineffective hedge activity                                         (565)            (0.17)               --                --
                                                           --------------    --------------    --------------    --------------
                                                                   47,401             14.20            60,269             12.03
                                                           --------------    --------------    --------------    --------------
EXPENSES:
  Operating expenses                                               15,998              4.79            15,855              3.17
  Depletion, depreciation and amortization                          9,225              2.76            14,774              2.95
  Impairments                                                          --                --            13,427              2.68
  General and administrative                                        6,971              2.09             8,604              1.72
  Taxes other than on income                                        1,618              0.48             1,807              0.36
                                                           --------------    --------------    --------------    --------------
                                                                   33,812             10.12            54,467             10.88
                                                           --------------    --------------    --------------    --------------
INCOME FROM OPERATIONS                                             13,589              4.08             5,802              1.15
                                                           --------------    --------------    --------------    --------------

OTHER NON-OPERATING INCOME (EXPENSE)
  Gain on sale of investments                                          --                --           142,977             28.56
  Gain on early extinguishment of debt                                 --                --               874              0.17
  Investment income and other                                         632              0.19             1,716              0.33
  Interest expense                                                 (5,310)            (1.59)          (11,009)            (2.20)
  Net gain on exchange rates                                          525              0.16             4,434              0.89
                                                           --------------    --------------    --------------    --------------
                                                                   (4,153)            (1.24)          138,992             27.75
                                                           --------------    --------------    --------------    --------------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                        9,436              2.84           144,794             28.90
  Income tax expense                                                4,160              1.25            61,493             12.28
                                                           --------------    --------------    --------------    --------------
INCOME BEFORE MINORITY INTERESTS                                    5,276              1.59            83,301             16.62
  Minority interest in consolidated subsidiary companies            2,102              0.63             3,411              0.68
                                                           --------------    --------------    --------------    --------------
INCOME FROM CONSOLIDATED COMPANIES                                  3,174              0.96            79,890             15.94
  Equity in net losses of affiliated companies                    (17,428)            (5.22)           (2,085)            (0.42)
                                                           --------------    --------------    --------------    --------------
NET INCOME (LOSS)                                          $      (14,254)   $        (4.26)   $       77,805    $        15.52
                                                           ==============    ==============    ==============    ==============

NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                                    $        (0.40)                     $         2.26
  Diluted                                                  $        (0.40)                     $         2.17
Weighted average shares outstanding:
  Basic                                                              35.2    million                     34.4    million
  Diluted                                                            35.2    million                     35.8    million

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)


                                                             Three Months Ended June 30,           Six Months Ended June 30,
                                                           --------------------------------    --------------------------------
                                                               2003               2002              2003              2002
                                                           --------------    --------------    --------------    --------------
Cash Flows From Operating Activities:
      Net income (loss)                                    $        1,204    $       76,320    $      (14,254)   $       77,805
      Adjustments to reconcile net income to net cash                                    --
         provided by operating activities:                                               --
         Depletion, depreciation and amortization                   5,710             7,334             9,225            14,774
         Impairments                                                   --            13,427                              13,427
         Amortization of financing costs                              141             1,164               281             1,464
         Gain on disposal of assets                                    --          (143,054)               --          (142,977)
         Gain on early extinguishment of debt                          --              (874)                               (874)
         Equity in earnings of affiliated companies                   853             2,172            17,428             2,085
         Allowance and write off of employee notes
            and accounts receivable                                    52                83               103               164
         Non-cash compensation-related charges                         81               503               123               503
         Minority interest in undistributed earnings                                      0
            of subsidiaries                                         1,215             2,031             2,102             3,411
         Deferred income taxes                                         --            54,618              (667)           52,921
      Changes in operating assets and liabilities:                                       --
         Accounts and notes receivable                            (10,242)           (2,834)           (4,346)           (6,007)
         Prepaid expenses and other                                   674               573             1,052            (1,972)
         Put Option                                                 2,275                --            (4,600)               --
         Accounts payable                                          (2,829)           (2,015)             (494)            2,570
         Accrued expenses                                          13,956            (9,112)           13,563           (10,485)
         Accrued interest payable                                  (2,197)           (1,729)               34            (2,383)
         Asset Retirement Liability                                (2,025)               --             2,238
         Commodity hedging contract payable                            --                --              (430)
         Income taxes payable                                       2,380             4,762             1,065             7,461
                                                           --------------    --------------    --------------    --------------
         Net Cash Provided By Operating Activities                 11,248             3,369            22,423            11,887
                                                           --------------    --------------    --------------    --------------
Cash Flows From Investing Activities:
      Proceeds from sale of properties and investments                 --           189,841                             189,841
      Partial payment on sale of equity interest                       --          (120,900)               --                --
      Additions of property and equipment                         (22,945)           (7,994)          (35,450)          (20,715)
      Investment in and advances to affiliated companies              (20)           19,338              (517)            8,713
      Decrease in restricted cash                                      --                --             1,800                --
      Purchases of marketable securities                          (55,726)          (46,642)         (256,058)          (46,642)
      Maturities of marketable securities                          82,796            33,750           283,446            33,750
                                                           --------------    --------------    --------------    --------------
         Net Cash Provided By (Used In) Investing
            Activities                                              4,105            67,393            (6,779)          164,947
                                                           --------------    --------------    --------------    --------------
Cash Flows From Financing Activities:
      Net proceeds from exercise of stock options                      39             1,370               159             1,841
      Repurchase of common stock                                       --                --              (404)               --
      Payments on short term borrowings
         and notes payable                                             --           (21,329)           (2,767)         (131,053)
      (Increase) Decrease in other assets                            (384)               47              (362)               63
                                                           --------------    --------------    --------------    --------------
         Net Cash Used in Financing Activities                       (345)          (19,912)           (3,374)         (129,149)
                                                           --------------    --------------    --------------    --------------
         Net Increase in Cash                                      15,008            50,850            12,270            47,685
Cash and Cash Equivalents at Beginning of Period                   61,763             5,859            64,501             9,024
                                                           --------------    --------------    --------------    --------------
Cash and Cash Equivalents at End of Period                 $       76,771    $       56,709    $       76,771    $       56,709
                                                           ==============    ==============    ==============    ==============


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